                                                                EXHIBIT 99.a




                        REPORT OF INDEPENDENT AUDITORS



Board of Directors
Puritan-Bennett Corporation

We have audited the consolidated statements of operations, stockholders' equity and cash flows of Puritan-Bennett Corporation and subsidiaries for the year ended January 31, 1995 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements of Puritan-Bennett Corporation and subsidiaries referred to above present fairly, in all material respects, the consolidated results of their operations and their cash flows for the year ended January 31, 1995, in conformity with generally accepted accounting principles.


                                                /s/ Ernst & Young LLP


Kansas City, Missouri
March 6, 1995